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                                                                   EXHIBIT 10.49

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


       THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "First Amendment") is made and entered into as of August 15, 1997, by and between COMNET Corporation, a Delaware corporation ("Company") and Robert S. Bowen, a Maryland resident (Employee").

       WHEREAS, Company and Employee entered into that certain Amended Restated Employment Agreement dated as of January 28, 1992 (the "Agreement"), regarding various terms and conditions of employment of Employee with respect to Company; and

       WHEREAS, Company and Employee wish to amend the Agreement, but only with respect to the terms set out herein; and

       WHEREAS, Company and Employee are mutually desirous that such satisfactory employment relationship should continue under the terms and conditions of the Agreement, as amended.

       NOW THEREFORE, in consideration of mutual promises contained herein, and other good and valuable consideration (including the issuance to Employee of an option to purchase 15,000 shares of common stock of COMNET), the receipt and sufficiency of which are hereby acknowledged, Company and Employee intending to be legally bound hereby agree to amend the Agreement as follows:

       1. Section 4 of the Agreement is hereby modified to include the following new Subsection (d):

            d. Notwithstanding the provisions set out in Section 4(a), above, Bowen shall be entitled to a base salary of One Hundred and Seventy Thousand, Fifty-Two Dollars ($170,052), constituting one-half (1/2) of the base salary identified in Section 4(a), above, as adjusted pursuant to Section 4(b), above. The reduced salary level shall remain in effect from the effective date of this First Amendment until such time as Bowen has determined in his sole discretion that the financial performance of the Company has materially improved and Bowen has so notified the Compensation Committee of the Board of Directors of the Company.

       2. Group 1 and Bowen hereby affirm that the Agreement, as amended hereby, remains in full force and effect, and is not further modified hereby.


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      IN WITNESS WHEREOF, the parties have executed and delivered this First
Amendment as of the date first written above.

                                    COMNET Corporation



                                    By:  [SIG]
                                       ------------------------

                                    Its: Chief Financial Officer
                                         ----------------------

                                        /s/ROBERT S. BOWEN
                                    ----------------------------
                                    Robert S. Bowen, Individually